                          CGM CAPITAL DEVELOPMENT FUND
                                 CGM MUTUAL FUND
                              CGM FIXED INCOME FUND

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 12, 1996

To the Shareholders:


         Notice is hereby given that a Special Meeting of Shareholders of CGM Capital Development Fund, CGM Mutual Fund and CGM Fixed Income Fund (each a "Fund" and collectively the "Funds") will be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 on December 12, 1996 at 2:00 p.m. (Eastern Standard Time) for the following purpose:

         1. To approve a new advisory agreement between each Fund and Capital Growth Management Limited Partnership ("CGM") that increases the investment advisory fee paid by each Fund to CGM; and


         2. To ratify the selection of Price Waterhouse LLP as each Fund's independent accountants for the fiscal year ending December 31, 1996.


         Shareholders of record at the close of business on September 23, 1996 are entitled to receive notice of, and to vote, at the Special Meeting.

                                              By order of the Board of Trustees,
                                              LESLIE A. LAKE, Secretary


October 7, 1996

-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
-------------------------------------------------------------------------------

PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                          CGM CAPITAL DEVELOPMENT FUND
                                 CGM MUTUAL FUND
                              CGM FIXED INCOME FUND

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Boards of Trustees (the "Trustees") of CGM Capital Development Fund and CGM Trust for use at the Special Meeting of Shareholders (the "Special Meeting") of CGM Capital Development Fund, CGM Mutual Fund and CGM Fixed Income Fund to be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 on December 12, 1996, at 2:00 p.m. (Eastern Standard Time). CGM Capital Development Fund, CGM Mutual Fund and CGM Fixed Income Fund are each referred to in this Proxy Statement as a "Fund" and collectively as the "Funds." CGM Trust and CGM Capital Development Fund are also each referred to in this Proxy Statement as a "Trust" and collectively as the "Trusts."

         As more fully described in this Proxy Statement, the Special Meeting has been called to consider and vote upon the following proposals:

          1. to approve a new advisory agreement between each Fund and Capital Growth Management Limited Partnership ("CGM") that increases the investment advisory fee paid by each Fund to CGM; and

          2. to ratify the selection of Price Waterhouse LLP ("Price Waterhouse") as each Fund's independent accountant for the fiscal year ended December 31, 1996.


         Each shareholder of record on September 23, 1996 is entitled to one vote for each share of beneficial interest held as of that date. As of that date, there were issued and outstanding 18,770,364 shares of CGM Capital Development Fund, 36,128,764 shares of CGM Mutual Fund and 3,137,929 shares of CGM Fixed Income Fund.


         This Proxy Statement and the accompanying proxies are being mailed to shareholders of each of the Funds on or about October 7, 1996. The financial statements of each Fund for the fiscal year ended December 31, 1995 are included in such Fund's annual report, which have previously been sent to shareholders. In addition, each Fund has furnished its shareholders with unaudited financial information as of the first two fiscal quarters of 1996. CGM TRUST AND CGM CAPITAL DEVELOPMENT FUND WILL FURNISH UPON REQUEST AND WITHOUT CHARGE TO ANY SHAREHOLDER A COPY OF EACH FUND'S ANNUAL REPORT AND SEMIANNUAL REPORT. Requests should be addressed to The CGM Funds, P.O. Box 449, Boston, MA 02117-0449 or can be made by calling CGM at 1-800-598-0728.


         Shareholders of each Fund will vote separately with respect to Proposals 1 and 2. Approval of Proposal 1 with respect to each Fund will require an affirmative vote of the lesser of (1) more than 50% of the outstanding shares of such Fund or (2) 67% or more of the shares of such Fund represented at the Special Meeting at which more than 50% of the outstanding shares of such Fund are present in person or by proxy (a "Majority Vote"). Approval of Proposal 2 with respect to each Fund will require an affirmative vote of a majority of the shares of such Fund present and voting at the Special Meeting.

         Forty percent of the shares of each Fund entitled to vote at the Special Meeting present in person or represented by proxy constitutes a quorum of such Fund. For purposes of determining the presence or absence of a quorum and for determining whether sufficient votes have been received for approval of any matter to be acted upon at the Special Meeting, abstentions and broker non-votes will be treated as shares that are present at the Special Meeting but which have not been voted. For this reason, abstentions and broker non-votes will assist the Funds in obtaining a quorum, will have the practical effect of a "No" vote for purposes of obtaining the requisite vote for approval of Proposal 1, and will have no effect on the outcome of Proposal 2.

         In the event a quorum is not present in person or by proxy at the Special Meeting, or in the event a quorum is present at the Special Meeting but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting with respect to one or more of the Funds to permit further solicitation of proxies. Any such proposal for adjournment will require the vote of a majority of the shares of such Fund represented at the Special Meeting in person or by proxy. A vote may be taken on one of the proposals in this Proxy Statement prior to such adjournment if a quorum is present and sufficient votes have been received for approval.


         At any time before it has been voted, the enclosed proxy may be revoked by the signer by: (1) a written revocation received by the Secretary of the Fund(s) in which the signer holds shares at Capital Growth Management, One International Place, Boston, Massachusetts 02110; (2) properly executing a later-dated proxy; or (3) attending the Special Meeting, requesting return of any previously delivered proxy and voting in person. Solicitation of proxies by personal interview, mail, telephone and telegraph may be made by officers and Trustees of the Funds and employees of CGM and third-party solicitation agents. All costs incurred in connection with the Special Meeting will be paid by CGM. CGM has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies. It is anticipated that the cost of the services provided by D. F. King & Co. in connection with the Special Meeting will be approximately $100,000.

PROPOSAL 1.  APPROVAL OF NEW ADVISORY AGREEMENTS

         CGM serves as investment adviser to each of CGM Capital Development Fund, CGM Mutual Fund and CGM Fixed Income Fund pursuant to Advisory Agreements dated August 30, 1996 (the "Existing Advisory Agreements"). The Existing Advisory Agreements became effective on August 30, 1996 upon consummation of the merger (the "Transaction") of New England Mutual Life Insurance Company into Metropolitan Life Insurance Company ("Metropolitan Life"). The Existing Advisory Agreement for each Fund is identical to the advisory agreement dated September 1, 1993 between CGM and each Fund that had previously been in effect, with the exception of the dates of effectiveness and termination.

         A majority of the Trustees of each of CGM Capital Development Fund and CGM Trust, including the Trustees (the "Independent Trustees") who are not interested persons of a Fund or CGM within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act") approved the Existing Advisory Agreements on October 26, 1995. Each of the Existing Advisory Agreements was approved by shareholders of the respective Funds at special meetings of the stockholders of each Fund held on December 29, 1995. Shareholders of each Fund had been asked to approve the Existing Advisory Agreements due to the "change of control" of CGM that might be deemed to occur upon consummation of the Transaction.

         Proposal 1 asks shareholders of each Fund to approve a new advisory agreement with CGM with respect to each Fund (such new advisory agreements being referred to in this Proxy Statement as the "Proposed Advisory Agreements"). The Proposed Advisory Agreement for each Fund provides for an increase in the advisory fee payable to CGM from the advisory fee payable to CGM under the Existing Advisory Agreement. The Proposed Advisory Agreement for each of CGM Capital Development Fund and CGM Mutual Fund also changes the breakpoints (expressed in the terms of average daily net assets of each such Fund) at which the advisory fee rate payable by such Fund decreases. The Proposed Advisory Agreements are otherwise identical to the Existing Advisory Agreements with the exception of the dates of effectiveness and termination.

         The following is a summary of the annual rate of compensation payable to CGM by each Fund under each of the Existing Advisory Agreements and the annual rate of compensation that will apply to each Fund if the respective Proposed Advisory Agreement is approved by shareholders:


                          CONTRACTUAL ANNUAL RATES OF COMPENSATION
                            TO CGM (BASED ON EACH FUND'S AVERAGE
                                      DAILY NET ASSETS)
                          -----------------------------------------

                           EXISTING ADVISORY                     PROPOSED ADVISORY
FUND                           AGREEMENT                             AGREEMENT
----                       -----------------                    -------------------

CGM Capital       0.75% of the first $200,000,000;      1.00% of the first $500,000,000;
Development Fund  0.70% of the next $300,000,000; and   0.95% of the next $500,000,000; and
                  0.65% of such assets in excess of     0.80% of such assets in excess of
                          $500,000,000                          $1,000,000,000

CGM Mutual Fund   0.75% of the first $200,000,000;      0.90% of the first $500,000,000;
                  0.70% of the next $300,000,000; and   0.80% of the next $500,000,000; and
                  0.65% of such assets in excess of     0.75% of such assets in excess of
                          $500,000,000                          $1,000,000,000

CGM Fixed         0.55% of the first $200,000,000;      0.65% of the first $200,000,000;
Income Fund       0.45% of the next $300,000,000; and   0.55% of the next $300,000,000; and
                  0.35% of such assets in excess of     0.40% of such assets in excess of
                          $500,000,000                          $500,000,000.

DESCRIPTION OF THE PROPOSED ADVISORY AGREEMENTS

         The form of Proposed Advisory Agreement for each of CGM Capital Development Fund, CGM Mutual Fund and CGM Fixed Income Fund is attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively. The discussion of the Proposed Advisory Agreements in this Proxy Statement is qualified in its entirety by reference to the text of the Proposed Advisory Agreements as set forth in such exhibits.

         The Proposed Advisory Agreements provide that CGM shall manage the investment and reinvestment of the assets of each Fund, subject to the supervision and control of the Board of Trustees of CGM Capital Development Fund or CGM Trust, as the case may be. The Proposed Advisory Agreements also provide that CGM shall furnish to the Funds or pay the expenses of the Funds for the following with respect to each Fund:

         (a) office space, facilities and equipment;

         (b) necessary executive and other personnel for managing the affairs of the Fund (exclusive of (i) expenses for personnel performing bookkeeping, accounting, internal auditing and financial reporting functions and related clerical functions relating to the Fund, (ii) expenses for services required in connection with the preparation of registration statements and prospectuses, shareholder reports and notices, proxy solicitation material furnished to shareholders of the Fund or regulatory authorities and reports and questionnaires for Securities and Exchange Commission compliance and (iii) services related to and to be performed under contract for custodial, transfer, dividend and other services by the bank selected to perform such services); and

         (c) compensation of Trustees of each of CGM Capital Development Fund and CGM Trust who are partners, directors, officers or employees of CGM or its affiliates (other than registered investment companies).

         Under the Proposed Advisory Agreements, each Fund is obligated to pay all its expenses other than those paid by CGM as set forth above, including taxes and charges for auditing and legal services, fees of the custodian and transfer agent, expenses of shareholder and Trustees meetings, registration, filing and other fees in connection with requirements of regulatory authorities, and the printing and mailing of reports to shareholders. The investment advisory fee is subject to reduction in the event the total of all ordinary business expenses for any fiscal year exceeds the limitation (based on a percentage of average net assets) prescribed by a state in which shares of the Fund are qualified for sale.


         For the fiscal year ended December 31, 1995, the advisory fee paid to CGM in respect of services rendered to CGM Capital Development Fund and CGM Mutual Fund amounted to $3,323,791 and $7,637,552, respectively. If the investment advisory fee under the Proposed Advisory Agreements had been in effect for the fiscal year ended December 31,1995, the advisory fees paid to CGM would have been $4,608,856 for CGM Capital Development Fund and $9,408,714 for CGM Mutual Fund, which represent a 39% and 23% increase in the advisory fees actually paid for such fiscal year, respectively.

         With respect to the fiscal years ended December 31, 1995 and 1996, CGM agreed to voluntarily waive its advisory fees and bear certain expenses associated with operating CGM Fixed Income Fund in order to limit the Fund's operating expenses to an annual rate of 0.85% of the Fund's average net assets. For the fiscal year ended December 31, 1995, the investment advisory fees that would have been payable to CGM in respect to services rendered to CGM Fixed Income Fund amounted to $167,688. As a result of such waiver, the Fund paid no investment advisory fees to CGM for 1995. Under the Proposed Advisory Agreement, the investment advisory fees that would have been payable to CGM in respect to services rendered to CGM Fixed Income Fund in 1995 in the absence of the advisory fee waiver and reimbursement provision would have been $198,177, an 18% increase in the fee that would have been payable under the Existing Advisory Agreement in the absence of the advisory fee waiver and reimbursement provision.


         Exhibit D to the Proxy Statement sets forth the fee schedule for each of the Funds showing the actual fees for the fiscal year ended December 31, 1995 and the pro forma fees for each of the Funds assuming the Proposed Advisory Agreements had been in effect throughout the year.

         Certain office space, facilities, equipment and administrative services for each Fund and other mutual funds under the investment management of the CGM organization are furnished by CGM. In addition, CGM provides bookkeeping, accounting, auditing, financial and related clerical services for which it is reimbursed by each Fund based on the cost of providing these services. For the services rendered to CGM Capital Development Fund and CGM Mutual Fund for the fiscal year ended December 31, 1995, CGM was reimbursed in the amounts of $55,000 and $80,000, respectively. As a result of the fee waiver and reimbursement provision described above, CGM received no reimbursement with respect to CGM Fixed Income Fund for fiscal year ended December 31, 1995.

         The Proposed Advisory Agreements will be executed and become effective on the date of approval by shareholders. Each of the Proposed Advisory Agreements provides that it will continue in effect for an initial term of two years from the date of its execution, and thereafter from year to year so long as its continuance is approved at least annually (i) by the Trustees of the Fund or by a Majority Vote of shareholders of the Fund, and (ii) by vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for that purpose. Any amendment to a Proposed Advisory Agreement must be approved by a Majority Vote of shareholders of the Fund and by vote of a majority of the Independent Trustees of the Trusts cast in person at a meeting called for the purpose of voting on such approval. Each of the Proposed Advisory Agreements may be terminated without penalty by vote of the Board of Trustees of the respective Trust or by a Majority Vote of shareholders of the Fund on sixty days' written notice to CGM or by CGM on ninety days' written notice to the Fund, and will terminate automatically, if assigned.

         The Proposed Advisory Agreements provide that CGM shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The Proposed Advisory Agreements provide that, upon termination by either party or upon violation of any provision by the respective Trust, such Trust will, at the request of CGM made within sixty days after CGM has knowledge of such termination or violation, change its name so as to eliminate all reference to "Capital Growth Management" or "CGM."

         THE EFFECT OF PROPOSAL 1 IS THAT EACH FUND WOULD CONTINUE TO OPERATE UNDER ARRANGEMENTS SUBSTANTIALLY IDENTICAL TO THOSE THAT ARE CURRENTLY IN EFFECT EXCEPT FOR THE CHANGE IN THE INVESTMENT ADVISORY FEE PAID BY EACH FUND DESCRIBED ABOVE AND THE CHANGE IN THE DATES OF TERMINATION AND EFFECTIVENESS OF THE ADVISORY AGREEMENTS.

         THE BOARDS OF TRUSTEES OF EACH OF THE FUNDS, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE FUNDS VOTE FOR THE APPROVAL OF THE PROPOSED ADVISORY AGREEMENTS BETWEEN EACH FUND AND CGM.

REVIEW PROCESS OF THE TRUSTEES


         At a meeting of the Board of Trustees of each of the Trusts held on August 13, 1996, the respective Trustees approved the Proposed Advisory Agreement for each Fund and recommended that the Proposed Advisory Agreements be submitted to shareholders for approval. In connection with such approvals, the Independent Trustees of CGM Trust and CGM Capital Development Fund, each acting as a committee of each Board of Trustees (the "CGM Capital Development Committee" and "CGM Trust Committee," respectively, and together the "Committees"), received information from CGM for the use of the Committees in reviewing the proposed advisory fee arrangements. The Committees reviewed proposed advisory fee arrangements for the Funds at a meeting held on July 25, 1996. At the July 25, 1996 meeting, the Independent Trustees requested that CGM provide certain additional information with respect to the Funds and also requested that an additional meeting of the Committees be held to consider the proposed advisory fee arrangements. An additional meeting of the Committees and each Board of Trustees was held on August 13, 1996. During the review process the Committees consulted with each Trust's legal counsel, Goodwin, Procter & Hoar LLP, which also serves as counsel to the Independent Trustees of the respective Trusts.


         The Committees reviewed a variety of information relating to the nature, quality and scope of the services provided by CGM and the reasonableness of the proposed change in advisory fees for each of the Funds. Among other things, the Committees considered the following: the short-term and long-term performance of each Fund relative to the performance of other funds with comparable objectives and policies as well as relative to standardized indices; the fees charged by other managers of mutual funds with comparable objectives and policies for comparable services and the total expense ratios of such funds; the fees charged by CGM with respect to other mutual funds managed by CGM with similar investment objectives to any of the Funds; the profitability of CGM's relationship with the Funds; anticipated enhancements in the services to be provided by CGM to the Funds and the costs associated with providing such services; and other organizational information relating to CGM, its advisory personnel and its investment processes.


         The Committees determined that CGM has provided quality services with respect to each of the Funds. In particular, the CGM Capital Development Committee noted that, for the 15-year period ended June 30, 1996, CGM Capital Development Fund was ranked by Lipper Analytical Services, Inc. ("Lipper"), an independent organization that ranks mutual funds, as the number one performing fund out of 111 comparable mutual funds ranked by Lipper. During this same period, CGM Capital Development Fund had an aggregate total return of 1,638% as compared to a return of 780% for the Standard & Poors' 500 Composite Stock Price Index (the "S&P 500") and 602% for an index of comparable mutual funds (as determined by Lipper). The Capital Development Committee also noted that CGM Capital Development Fund was ranked by Lipper 14th out of 619 comparable funds, 3rd out of 248 comparable funds and 4th out of 162 comparable funds for the one, five and ten year periods, respectively, ending June 30, 1996.

         The CGM Trust Committee noted that CGM Mutual Fund was ranked by Lipper as the number one performing fund out of 24 balanced funds for the 15-year period ended June 30, 1996, with an aggregate total return of 739% as compared to a return of 548% for an index of comparable funds determined by Lipper. The CGM Trust Committee also noted that CGM Mutual Fund was ranked by Lipper 8th out of 67 comparable funds and 4th out of 30 comparable funds for the five and ten year periods, respectively, ending June 30, 1996.


         The CGM Trust Committee noted that CGM Fixed Income Fund has been ranked by Lipper as the number one performing fund for each of the one and three-year periods ending June 30, 1996 out of 54 and 22 comparable mutual funds, respectively. During these periods, CGM Fixed Income Fund's aggregate total return was 17.4% and 35.0%, respectively, compared to 7.5% and 18.9%, respectively, for an index of comparable funds determined by Lipper.

         The Committees also determined that each Fund's absolute performance and performance relative to comparable mutual funds and indices would not have been materially affected if the proposed increased advisory fees had been in effect throughout these historical periods.

         The CGM Capital Development Committee and CGM Trust Committee examined the total expense ratio and effective advisory fees of CGM Capital Development Fund and CGM Mutual Fund, respectively, against comparable mutual funds under both the existing and proposed advisory fee arrangements. Each respective Committee noted that the proposed advisory fee arrangements would result in an expense ratio and effective advisory fee for the respective Fund that is above the median of comparable funds but concluded that the relative position of each Fund was justified by its superior performance against comparable funds.

         With respect to CGM Fixed Income Fund, the CGM Trust Committee noted that CGM had previously undertaken to waive its advisory fees and, if necessary, limit certain expenses associated with operating the Fund through December 31, 1996 in order to limit the Fund's operating expenses to an annual rate of 0.85% of the Fund's average net assets. The CGM Trust Committee also noted that in connection with the proposed advisory fee increase for CGM Fixed Income Fund, CGM had agreed to extend its advisory fee waiver and expense reimbursement commitment through December 31, 1997 and to obtain approval of the Board of Trustees of CGM Trust prior to any modification of the commitment thereafter. The CGM Trust Committee concluded that, as a result of this commitment, the proposed increase in the advisory fee for CGM Fixed Income Fund would not impact the Fund's expense ratio for the foreseeable future.

         The Committees also reviewed profitability information prepared by CGM based on its internal cost allocations. In considering the profitability information, the Committees also considered the various indirect benefits to CGM from its relationship to the Funds, including the "soft dollar" research received by CGM from brokers in connection with portfolio transactions. The Committees also considered the other potential opportunities available to key management personnel of CGM and concluded that the proposed advisory fee arrangements were necessary to maintain the viability of the relationship between CGM and the Funds.

CONCLUSIONS, ACTION OF THE BOARDS OF TRUSTEES AND RECOMMENDED SHAREHOLDER ACTION

         After considering the above factors, the Committees and the Boards of Trustees concluded that the Proposed Advisory Agreements are fair and reasonable. The Trustees of each Trust, including the respective Independent Trustees thereof, unanimously voted to approve the Proposed Advisory Agreement with respect to each Fund and recommend that shareholders vote FOR approval of the Proposed Advisory Agreement.

OWNERSHIP AND MANAGEMENT OF CGM AND RELATED MATTERS

         CGM is a Massachusetts limited partnership organized on December 7, 1989. CGM currently has one general partner, Kenbob, Inc. ("Kenbob"). Kenbob is a corporation controlled equally by Robert L. Kemp and G. Kenneth Heebner. Messrs. Kemp and Heebner are employees of CGM, and are officers and Trustees of both CGM Capital Development Fund and CGM Trust. Messrs. Kemp and Heebner are the directors of Kenbob and also serve as President and Chairman, respectively, of Kenbob. The address of CGM and of Kenbob is One International Place, Boston, Massachusetts 02110.

         Kenbob currently holds a 48.8% interest in CGM's profits and losses. New England Investment Companies, L.P. ("NEIC") currently holds a 50% limited partnership interest in CGM's profits and losses. The general partner of NEIC is New England Investment Companies, Inc. ("NEIC-GP"), a wholly owned subsidiary of Metropolitan Life. The address of each of NEIC and NEIC-GP is 399 Boylston Street, Boston, Massachusetts 02116. The address of Metropolitan Life is One Madison Avenue, New York, New York 10010. Two additional employees of CGM, who are neither officers nor trustees of the Funds hold the remaining 1.2% limited partnership interest in CGM's profits and losses.

         Under the terms of the agreement of limited partnership of CGM (the "Partnership Agreement") which sets forth the rights and responsibilities of the partners as well as certain operational issues, the limited partners of CGM have no power with respect to the operation of CGM and no right to remove or replace the general partner of CGM.

         Under the terms of the Partnership Agreement, Kenbob was obligated to purchase each year from NEIC a portion of NEIC's interest in CGM's profits and losses (excluding the amount of certain payments), until such time as the combined interest of NEIC has been reduced to 50% of CGM's profits and losses. The price of this interest was 9% of CGM's annual earnings (after certain adjustments) for each 1% interest in CGM's profits and losses. Pursuant to these provisions, on April 30, 1996, Kenbob paid NEIC $4,993,083 for an additional 3.749% interest in CGM's profits and losses.

         The following table lists persons who are officers or Trustees of the Trusts who are also employees of CGM. CGM has no officers or directors because it is organized as a limited partnership.

                             POSITION WITH               POSITION WITH
    NAME             CGM CAPITAL DEVELOPMENT FUND          CGM TRUST
    ----             ----------------------------        -------------

Robert L. Kemp        Trustee and President         Trustee and President

G. Kenneth Heebner    Trustee and Vice President    Trustee and Vice President

Kathleen S. Haughton  Vice President                Vice President

Leslie A. Lake        Vice President and Secretary  Vice President and Secretary

Martha I. Maguire     Vice President                Vice President

Janice H. Saul            --                        Vice President

Mary L. Stone         Assistant Vice President      Assistant Vice President

Frank N. Strauss      Treasurer                     Treasurer

W. Dugal Thomas       Vice President                Vice President

         As of June 30, 1996, no officer or Trustee of any of the Funds owned beneficially greater than 1% of the outstanding shares of the respective Fund. As of such date, the officers and Trustees of CGM Capital Development Fund in the aggregate and the officers and Trustees of CGM Mutual Fund in the aggregate owned beneficially less than 1% of the outstanding shares of the respective Fund. As of such date, the officers and Trustees of CGM Fixed Income Fund owned beneficially approximately 1.31% of the shares of CGM Fixed Income Fund.

OTHER INVESTMENT COMPANY PORTFOLIOS ADVISED BY CGM

         In addition to serving as investment adviser to the Funds, CGM serves as investment adviser to the investment company portfolios listed in the following table that also includes the total net assets of such investment portfolio at June 30, 1996, and the current rate of CGM's compensation:

                                         TOTAL NET            CONTRACTUAL ANNUAL RATES OF
                                       ASSETS AS OF        COMPENSATION TO CGM (BASED ON THE
       INVESTMENT COMPANY PORTFOLIOS   JUNE 30, 1996     PORTFOLIO'S AVERAGE DAILY NET ASSETS
       -----------------------------   -------------    -------------------------------------

New England Growth Fund               $1,202,448,069  0.75% of the first $200,000,000;
                                                      0.70% of the next $300,000,000; and
                                                      0.65% of such assets in excess of
                                                              $500,000,000

New England Variable Annuity Fund     $   60,262,430  0.3066% of such assets

New England Zenith Fund               $  991,569,291  0.70% of the first $200,000,000;
    (Capital Growth Series)                           0.65% of the next $300,000,000; and
                                                      0.60% of such assets in excess of
                                                              $500,000,000

         CGM also acts as investment adviser to CGM Realty Fund and CGM American Tax Fee Fund, each a series of CGM Trust and provides investment advisory services to other institutional clients as well as certain private investment accounts.

         Various officers and Trustees of the Trusts may also serve as officers, directors or trustees of other investment companies or other corporate or fiduciary clients which CGM advises. The other investment companies and clients served by CGM may sometimes invest in securities in which the Funds also invest. If a Fund and such other investment companies or clients of CGM desire to buy or sell the same portfolio securities at about the same time, purchases and sales will be allocated to the extent practicable on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Funds. It is the opinion of the Trustees that the desirability of retaining CGM as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

PROPOSAL 2.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         Each of the Boards of Trustees of CGM Capital Development Fund and CGM Trust, including a majority of the Independent Trustees of each Trust, has selected Price Waterhouse as the independent accountants for CGM Capital Development Fund, CGM Mutual Fund and CGM Fixed Income Fund for the fiscal year ending December 31, 1996. At the Special Meeting, shareholders of each Fund are being asked to ratify the selection of Price Waterhouse to perform audit services for the respective Fund. A representative of Price Waterhouse is not expected to attend the Special Meeting but will be available to participate by telephone during the Special Meeting.

         Price Waterhouse has been the independent accountants for each of the Funds for the fiscal year ended December 31, 1995. Price Waterhouse has no relationship to any of the Funds, material or otherwise, other than serving as independent accountants. The services provided by Price Waterhouse consist of examination of each Fund's annual financial statements and limited review of each Fund's unaudited semi-annual and quarterly financial statements, assistance in the preparation of each Fund's federal and state income tax returns and consultation with the Funds as to matters of accounting and federal and state income taxation, and assistance and consultation in connection with Securities and Exchange Commission filings.

         THE BOARD OF TRUSTEES OF EACH OF THE FUNDS, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF EACH FUND VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS OF EACH FUND FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

ADJOURNMENTS, OTHER MATTERS AND SHAREHOLDER PROPOSALS


         In the event that sufficient votes in favor of the foregoing proposals are not received by December 12, 1996, the persons named as proxies may vote on those matters as to which sufficient votes have been received and may propose one or more adjournments or postponements of the Special Meeting with respect to one or more of the Funds to a later date to permit further solicitation of proxies for any and all of such proposals as to which sufficient votes have not been received. Any such adjournment will require the affirmative vote of a majority of the shares of such Fund present in person or by proxy and voting at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the underlying proposal. They will vote against any such adjournment those proxies required to be voted against the underlying proposal and will not vote any proxies that direct them to abstain from voting on such underlying proposal.


         The only business that management intends to present or knows that others will present at the Special Meeting is the business mentioned in the Notice of Special Meeting of Shareholders. However, with respect to any additional matters that properly come before the Special Meeting and all matters incidental to the conduct of the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters, unless previously instructed to the contrary by means of written instructions from a shareholder received by the Secretary of the respective Trust.

         Shareholder proposals to be presented at any future meeting of shareholders of the Funds must be received by each Fund a reasonable time before the Fund's solicitation of proxies in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

                                                                       Exhibit A

               ADVISORY AGREEMENT FOR CGM CAPITAL DEVELOPMENT FUND
               ---------------------------------------------------


         AGREEMENT made this ___ day of _________, 1996 by and between CGM CAPITAL DEVELOPMENT FUND, a Massachusetts business trust (the "Fund"), and CAPITAL GROWTH MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts partnership (the "Adviser").

                                   WITNESSETH:

         WHEREAS, the Fund and the Adviser wish to enter into an agreement setting forth the terms upon which the Adviser will perform certain services for the Series;

         NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the Fund and the Adviser agree as follows:

         1. The Fund hereby employs the Adviser to manage the investment and reinvestment of the assets of the Original Series of the Fund (the "Series") and to perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Fund. The Adviser hereby accepts such employment and agrees, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         2. In carrying out its obligations to manage the investment and reinvestment of the assets belonging to the Series, the Adviser shall:

            (a) obtain and evaluate such economic, statistical and financial data and information and undertake such additional investment research as it shall believe necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Series in accordance with the Series, investment objective and policies;

            (b) take such steps as are necessary to implement the investment policies of the Series by purchase and sale of securities, including the placing of orders for such purchase and sale; and

            (c) regularly report to the Board of Trustees with respect to the implementation of the investment policies of the Series.

         3. All activities in connection with the management of the affairs of the Series undertaken by the Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Trustees, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

         4. In addition to performing at its expense the obligations set forth in section 2 hereof, the Adviser shall furnish to the Fund at the Adviser's own expense or pay the expenses of the Fund for the following:

            (a) office space in such place or places as may be agreed upon from time to time, and all necessary office supplies, facilities and equipment;

            (b) necessary executive and other personnel for managing the affairs of the Series (exclusive of those related to and to be performed under contract for custodial, transfer, dividend and plan agency services by the bank selected to perform such services and exclusive of any managerial functions described in section 5); and

            (c) compensation, if any, of Trustees of the Fund who are directors, officers, partners or employees of the Adviser or any affiliated person (other than a registered investment company) of the Adviser.

         5. Nothing in section 4 hereof shall require the Adviser to bear, or to reimburse the Fund for:

            (a) any of the costs of printing and distributing the items referred to in subsection (m) of this section 5, except as otherwise provided in any agreement between the Fund and its principal underwriter in effect from time to time relating to distribution of shares of the Series;

            (b) compensation of Trustees of the Fund who are not directors, officers, partners or employees of the Adviser or of any affiliated person (other than a registered investment company) of the Adviser;

            (c) registration, filing and other fees in connection with requirements of regulatory authorities;

            (d) the charges and expenses of the Custodian appointed by the Fund for custodial services;

            (e) charges and expenses of independent accountants retained by the Fund;

            (f) charges and expenses of any transfer agents, paying agents, plan agents and registrars appointed by the Fund;

            (g) brokers, commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

            (h) taxes and fees payable by the Fund to Federal, State or other governmental agencies;

            (i) the cost of certificates representing shares of the Series;

            (j) expenses of meetings of shareholders and Trustees of the Fund;

            (k) charges and expenses of legal counsel retained by the Fund;

            (l) interest, including interest on borrowings by the Fund;

            (m) the cost of services, including services of counsel, required in connection with the preparation of the Fund's registration statements and prospectuses with respect to shares of the Series, including amendments and revisions thereto, annual, semiannual and other periodic reports of the Fund, and notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities, to the extent that any such materials relate to the Fund or to the shareholders thereof; and

            (n) the Fund's expenses of bookkeeping, accounting, auditing and financial reporting, including related clerical expenses with respect to the Series.

         6. The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

         7. As full compensation for all services rendered, facilities furnished and expenses borne by the Adviser hereunder, the Fund shall pay the Adviser compensation at the annual percentage rates of the corresponding levels of the Series' average daily net assets set forth in the following chart:

                 Annual                 Average Daily
             Percentage Rate       Net Asset Value Levels
             ---------------       ----------------------

                  1.00%       the first $500,000,000;
                  0.95%       the next $500,000,000; and
                  0.80%       such assets in excess of $1,000,000,000

Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Trustees of the Fund may from time to time determine and specify in writing to the Adviser. The Adviser hereby acknowledges that the Fund's obligation to pay such compensation is binding only on the assets and property belonging to the Series.

         8. If the total of all ordinary business expenses of the Series or the Fund as a whole (including investment advisory fees but excluding taxes, portfolio brokerage commissions and interest) for any fiscal year exceeds the lowest applicable percentage of average net assets limitation prescribed by any state in which shares of the Series are qualified for sale, the total fee otherwise due the Adviser for such fiscal year pursuant to section 7 hereof shall be reduced by the amount of such excess belonging to the Series, and, if, after giving effect to such reduction, the total of all ordinary business expenses continues to exceed any such applicable limitation, the Adviser shall pay any such continuing excess belonging to the Series; provided, however, that the Adviser will not reduce its fees nor pay any such expenses to an extent or under circumstances which would result in the inability of the Series to qualify as a regulated investment company under the Internal Revenue Code. Solely for purposes of applying such limitations in accordance with the foregoing sentence, the Series and the Fund shall each be deemed to be a separate fund subject to such limitations. Should the applicable state limitation provisions fail to specify how the average net assets of the Fund or belonging to the Series are to be calculated, that figure shall be calculated by reference to the average daily net assets of the Fund or the Series, as the case may be.

         9. It is understood that any of the shareholders, trustees, officers, employees and agents of the Fund may be a partner, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Adviser, any affiliated person of the Adviser, any organization in which the Adviser may have an interest or any organization which may have an interest in the Adviser; that the Adviser, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Fund and the Partnership Agreement of the Adviser, respectively, or by specific provisions of applicable law.

         10. The Adviser consents to the use by the Fund of the names "CGM Capital Development Fund" or other names embodying the words "Capital Growth Management" or "CGM" in such forms as the Adviser shall in writing approve, but only on condition that so long as this Agreement shall remain in force the Fund shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Fund at any time or in any place for any purposes or under any conditions except as in this paragraph provided.

         Upon any termination of this Agreement by either party or upon the violation of any of its provisions by the Fund, it will, at the request of the Adviser made within sixty days after the Adviser has knowledge of such termination or violation, change its name so as to eliminate all reference to "Capital Growth Management" or "CGM" and will not thereafter transact any business in a name containing "Capital Growth Management" or "CGM" in any form or combination whatsoever, or designate itself as the same business trust as or successor to a business trust of such name, or otherwise use the name "Capital Growth Management" or "CGM" or any other reference to the Adviser. Such covenants on the part of the Fund shall be binding upon it, its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.

         11. This Agreement shall become effective as of the date of its execution, and

            (a) unless otherwise terminated, after two years from the date of its execution this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the Trustees of the Fund who are not interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval;

            (b) this Agreement may at any time be terminated on sixty days written notice to the Adviser either by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Series;

            (c) this Agreement shall automatically terminate in the event of its assignment;

            (d) this Agreement may be terminated by the Adviser on ninety days written notice to the Fund.

         Termination of this Agreement pursuant to this section 11 shall be without payment of any penalty.

         12. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Fund who are not interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         13. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. References in this Agreement to any assets, property or liabilities "belonging to" the Series shall have the meaning defined in the Fund's Agreement and Declaration of Trust.

         14. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be subject to any liability to the Fund, to any shareholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       CGM CAPITAL DEVELOPMENT FUND

                                       By:
                                           ------------------------------------
                                           Title:


                                       CAPITAL GROWTH MANAGEMENT
                                       LIMITED PARTNERSHIP


                                       By:
                                           ------------------------------------
                                           President, Kenbob, Inc.,
                                           General Partner

         A copy of the Agreement and Declaration of Trust establishing CGM Capital Development Fund is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Series on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.

                                                                       Exhibit B

                     ADVISORY AGREEMENT FOR CGM MUTUAL FUND
                     --------------------------------------


         AGREEMENT made this __ day of __________, 1996 by and between CGM TRUST, a Massachusetts business trust (the "Trust"), with respect to its CGM MUTUAL FUND (the "Series"), and CAPITAL GROWTH MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts partnership (the "Adviser").

                                   WITNESSETH:

         WHEREAS, the Trust and the Adviser wish to enter into an agreement setting forth the terms upon which the Adviser will perform certain services for the Series;

         NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the Trust and the Adviser agree as follows:

         1. The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of the Series and to perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Adviser hereby accepts such employment and agrees, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. In carrying out its obligations to manage the investment and reinvestment of the assets belonging to the Series, the Adviser shall:

            (a) obtain and evaluate such economic, statistical and financial data and information and undertake such additional investment research as it shall believe necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Series in accordance with the Series, investment objective and policies;

            (b) take such steps as are necessary to implement the investment policies of the Series by purchase and sale of securities, including the placing of orders for such purchase and sale; and

            (c) regularly report to the Board of Trustees with respect to the implementation of the investment policies of the Series.

         3. All activities in connection with the management of the affairs of the Series undertaken by the Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Trustees, any duly constituted committee thereof or any officer of the Trust acting pursuant to like authority.

         4. In addition to performing at its expense the obligations set forth in section 2 hereof, the Adviser shall furnish to the Trust at the Adviser's own expense or pay the expenses of the Trust for the following:

            (a) office space in such place or places as may be agreed upon from time to time, and all necessary office supplies, facilities and equipment;

            (b) necessary executive and other personnel for managing the affairs of the Series (exclusive of those related to and to be performed under contract for custodial, transfer, dividend and plan agency services by the bank selected to perform such services and exclusive of any managerial functions described in section 5); and

            (c) compensation, if any, of Trustees of the Trust who are directors, officers, partners or employees of the Adviser or any affiliated person (other than a registered investment company) of the Adviser.

         5. Nothing in section 4 hereof shall require the Adviser to bear, or to reimburse the Trust for:

            (a) any of the costs of printing and distributing the items referred to in subsection (m) of this section 5, except as otherwise provided in any agreement between the Trust and its principal underwriter in effect from time to time relating to distribution of shares of the Series;

            (b) compensation of Trustees of the Trust who are not directors, officers, partners or employees of the Adviser or of any affiliated person (other than a registered investment company) of the Adviser;

            (c) registration, filing and other fees in connection with requirements of regulatory authorities;

            (d) the charges and expenses of the Custodian appointed by the Trust for custodial services;

            (e) charges and expenses of independent accountants retained by the Trust;

            (f) charges and expenses of any transfer agents, paying agents, plan agents and registrars appointed by the Trust;

            (g) brokers, commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

            (h) taxes and fees payable by the Trust to Federal, State or other governmental agencies;

            (i) the cost of certificates representing shares of the Series;

            (j) expenses of meetings of shareholders and Trustees of the Trust;

            (k) charges and expenses of legal counsel retained by the Trust;

            (l) interest, including interest on borrowings by the Trust;

            (m) the cost of services, including services of counsel, required in connection with the preparation of the Trust's registration statements and prospectuses with respect to shares of the Series, including amendments and revisions thereto, annual, semiannual and other periodic reports of the Trust, and notices and proxy solicitation material furnished to shareholders of the Trust or regulatory authorities, to the extent that any such materials relate to the Series or to the shareholders thereof; and

            (n) the Trust's expenses of bookkeeping, accounting, auditing and financial reporting, including related clerical expenses with respect to the Series.

         6. The services of the Adviser to the Trust hereunder are not to be deemed exclusive and the Adviser shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

         7. As full compensation for all services rendered, facilities furnished and expenses borne by the Adviser hereunder, the Trust shall pay the Adviser compensation at the annual percentage rates of the corresponding levels of the Series' average daily net assets set forth in the following chart:

         Annual                        Average Daily
     Percentage Rate              Net Asset Value Levels
    -----------------            ------------------------

         0.90%           of the first $500,000,000;
         0.80%           of the next $500,000,000; and
         0.75%           of such assets in excess of $1,000,000,000.

Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Trustees of the Trust may from time to time determine and specify in writing to the Adviser. The Adviser hereby acknowledges that the Trust's obligation to pay such compensation is binding only on the assets and property belonging to the Series.

         8. If the total of all ordinary business expenses of the Series or the Trust as a whole (including investment advisory fees but excluding taxes, portfolio brokerage commissions and interest) for any fiscal year exceeds the lowest applicable percentage of average net assets limitation prescribed by any state in which shares of the Series are qualified for sale, the total fee otherwise due the Adviser for such fiscal year pursuant to section 7 hereof shall be reduced by the amount of such excess belonging to the Series, and, if, after giving effect to such reduction, the total of all ordinary business expenses continues to exceed any such applicable limitation, the Adviser shall pay any such continuing excess belonging to the Series; provided, however, that the Adviser will not reduce its fees nor pay any such expenses to an extent or under circumstances which would result in the inability of the Series to qualify as a regulated investment company under the Internal Revenue Code. Solely for purposes of applying such limitations in accordance with the foregoing sentence, the Series and the Trust shall each be deemed to be a separate fund subject to such limitations. Should the applicable state limitation provisions fail to specify how the average net assets of the Trust or belonging to the Series are to be calculated, that figure shall be calculated by reference to the average daily net assets of the Trust or the Series, as the case may be.

         9. It is understood that any of the shareholders, trustees, officers, employees and agents of the Trust may be a partner, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Adviser, any affiliated person of the Adviser, any organization in which the Adviser may have an interest or any organization which may have an interest in the Adviser; that the Adviser any such affiliated person or any such organization may have an interest in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Partnership Agreement of the Adviser, respectively, or by specific provisions of applicable law.

         10. The Adviser consents to the use by the Trust of the names "CGM Trust" and "CGM Mutual Fund," or other names embodying the words "Capital Growth Management" or "CGM" in such forms as the Adviser shall in writing approve, but only on condition that so long as this Agreement shall remain in force the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Trust at any time or in any place for any purposes or under any conditions except as in this paragraph provided.

         Upon any termination of this Agreement by either party or upon the violation of any of its provisions by the Trust, it will, at the request of the Adviser made within sixty days after the Adviser has knowledge of such termination or violation, change its name so as to eliminate all reference to "Capital Growth Management" or "CGM" and will not thereafter transact any business in a name containing "Capital Growth Management" or "CGM" in any form or combination whatsoever, or designate itself as the same business trust as or successor to a business trust of such name, or otherwise use the name "Capital Growth Management" or "CGM" or any other reference to the Adviser. Such covenants on the part of the Trust shall be binding upon it, its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.

         11. This Agreement shall become effective as of the date of its execution, and

            (a) unless otherwise terminated, after two years from the date of its execution this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval;

            (b) this Agreement may at any time be terminated on sixty days written notice to the Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

            (c) this Agreement shall automatically terminate in the event of its assignment;

            (d) this Agreement may be terminated by the Adviser on ninety days written notice to the Trust.

         Termination of this Agreement pursuant to this section 11 shall be without payment of any penalty.

         12. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Trust shall have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         13. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. References in this Agreement to any assets, property or liabilities "belonging to" the Series shall have the meaning defined in the Trust's Agreement and Declaration of Trust.

         14. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be subject to any liability to the Trust, to any shareholder of the Trust or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                     CGM TRUST on behalf of CGM MUTUAL FUND

                                     By:
                                        --------------------------------------
                                        Title:


                                     CAPITAL GROWTH MANAGEMENT
                                     LIMITED PARTNERSHIP


                                     By:
                                        --------------------------------------
                                        President, Kenbob, Inc.,
                                        General Partner


         A copy of the Agreement and Declaration of Trust establishing CGM Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Series on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.

                                                                       Exhibit C

                  ADVISORY AGREEMENT FOR CGM FIXED INCOME FUND
                  --------------------------------------------


         AGREEMENT made this __ day of __________, 1996 by and between CGM TRUST, a Massachusetts business trust (the "Trust"), with respect to its CGM FIXED INCOME FUND (the "Series"), and CAPITAL GROWTH MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts partnership (the "Adviser").

                                   WITNESSETH:

         WHEREAS, the Trust and the Adviser wish to enter into an agreement setting forth the terms upon which the Adviser will perform certain services for the Series;

         NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the Trust and the Adviser agree as follows:

         1. The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of the Series and to perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Adviser hereby accepts such employment and agrees, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. In carrying out its obligations to manage the investment and reinvestment of the assets belonging to the Series, the Adviser shall:

            (a) obtain and evaluate such economic, statistical and financial data and information and undertake such additional investment research as it shall believe necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Series in accordance with the Series, investment objective and policies;

            (b) take such steps as are necessary to implement the investment policies of the Series by purchase and sale of securities, including the placing of orders for such purchase and sale; and

            (c) regularly report to the Board of Trustees with respect to the implementation of the investment policies of the Series.

         3. All activities in connection with the management of the affairs of the Series undertaken by the Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Trustees, any duly constituted committee thereof or any officer of the Trust acting pursuant to like authority.

         4. In addition to performing at its expense the obligations set forth in section 2 hereof, the Adviser shall furnish to the Trust at the Adviser's own expense or pay the expenses of the Trust for the following:

            (a) office space in such place or places as may be agreed upon from time to time, and all necessary office supplies, facilities and equipment;

            (b) necessary executive and other personnel for managing the affairs of the Series (exclusive of those related to and to be performed under contract for custodial, transfer, dividend and plan agency services by the bank selected to perform such services and exclusive of any managerial functions described in section 5); and

            (c) compensation, if any, of Trustees of the Trust who are directors, officers, partners or employees of the Adviser or any affiliated person (other than a registered investment company) of the Adviser.

         5. Nothing in section 4 hereof shall require the Adviser to bear, or to reimburse the Trust for:

            (a) any of the costs of printing and distributing the items referred to in subsection (m) of this section 5, except as otherwise provided in any agreement between the Trust and its principal underwriter in effect from time to time relating to distribution of shares of the Series;

            (b) compensation of Trustees of the Trust who are not directors, officers, partners or employees of the Adviser or of any affiliated person (other than a registered investment company) of the Adviser;

            (c) registration, filing and other fees in connection with requirements of regulatory authorities;

            (d) the charges and expenses of the Custodian appointed by the Trust for custodial services;

            (e) charges and expenses of independent accountants retained by the Trust;

            (f) charges and expenses of any transfer agents, paying agents, plan agents and registrars appointed by the Trust;

            (g) brokers, commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

            (h) taxes and fees payable by the Trust to Federal, State or other governmental agencies;

            (i) the cost of certificates representing shares of the Series;

            (j) expenses of meetings of shareholders and Trustees of the Trust;

            (k) charges and expenses of legal counsel retained by the Trust;

            (l) interest, including interest on borrowings by the Trust;

            (m) the cost of services, including services of counsel, required in connection with the preparation of the Trust's registration statements and prospectuses with respect to shares of the Series, including amendments and revisions thereto, annual, semiannual and other periodic reports of the Trust, and notices and proxy solicitation material furnished to shareholders of the Trust or regulatory authorities, to the extent that any such materials relate to the Series or to the shareholders thereof; and

            (n) the Trust's expenses of bookkeeping, accounting, auditing and financial reporting, including related clerical expenses with respect to the Series.

         6. The services of the Adviser to the Trust hereunder are not to be deemed exclusive and the Adviser shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

         7. As full compensation for all services rendered, facilities furnished and expenses borne by the Adviser hereunder, the Trust shall pay the Adviser compensation at the annual percentage rates of the corresponding levels of the Series' average daily net assets set forth in the following chart:

        Annual                        Average Daily
    Percentage Rate               Net Asset Value Levels
    ---------------               ----------------------

         0.65%              of the first $200,000,000;
         0.55%              of the next $300,000,000; and
         0.40%              of such assets in excess of $500,000,000.

Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Trustees of the Trust may from time to time determine and specify in writing to the Adviser. The Adviser hereby acknowledges that the Trust's obligation to pay such compensation is binding only on the assets and property belonging to the Series.

         8. If the total of all ordinary business expenses of the Series or the Trust as a whole (including investment advisory fees but excluding taxes, portfolio brokerage commissions and interest) for any fiscal year exceeds the lowest applicable percentage of average net assets limitation prescribed by any state in which shares of the Series are qualified for sale, the total fee otherwise due the Adviser for such fiscal year pursuant to section 7 hereof shall be reduced by the amount of such excess belonging to the Series, and, if, after giving effect to such reduction, the total of all ordinary business expenses continues to exceed any such applicable limitation, the Adviser shall pay any such continuing excess belonging to the Series; provided, however, that the Adviser will not reduce its fees nor pay any such expenses to an extent or under circumstances which would result in the inability of the Series to qualify as a regulated investment company under the Internal Revenue Code. Solely for purposes of applying such limitations in accordance with the foregoing sentence, the Series and the Trust shall each be deemed to be a separate fund subject to such limitations. Should the applicable state limitation provisions fail to specify how the average net assets of the Trust or belonging to the Series are to be calculated, that figure shall be calculated by reference to the average daily net assets of the Trust or the Series, as the case may be.

         9. It is understood that any of the shareholders, trustees, officers, employees and agents of the Trust may be a partner, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Adviser, any affiliated person of the Adviser, any organization in which the Adviser may have an interest or any organization which may have an interest in the Adviser; that the Adviser any such affiliated person or any such organization may have an interest in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Partnership Agreement of the Adviser, respectively, or by specific provisions of applicable law.

         10. The Adviser consents to the use by the Trust of the names "CGM Trust" and "CGM Fixed Income Fund," or other names embodying the words "Capital Growth Management" or "CGM" in such forms as the Adviser shall in writing approve, but only on condition that so long as this Agreement shall remain in force the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Trust at any time or in any place for any purposes or under any conditions except as in this paragraph provided.

         Upon any termination of this Agreement by either party or upon the violation of any of its provisions by the Trust, it will, at the request of the Adviser made within sixty days after the Adviser has knowledge of such termination or violation, change its name so as to eliminate all reference to "Capital Growth Management" or "CGM" and will not thereafter transact any business in a name containing "Capital Growth Management" or "CGM" in any form or combination whatsoever, or designate itself as the same business trust as or successor to a business trust of such name, or otherwise use the name "Capital Growth Management" or "CGM" or any other reference to the Adviser. Such covenants on the part of the Trust shall be binding upon it, its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.

         11. This Agreement shall become effective as of the date of its execution, and

            (a) unless otherwise terminated, after two years from the date of its execution this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval;

            (b) this Agreement may at any time be terminated on sixty days written notice to the Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

            (c) this Agreement shall automatically terminate in the event of its assignment;

            (d) this Agreement may be terminated by the Adviser on ninety days written notice to the Trust.

         Termination of this Agreement pursuant to this section 11 shall be without payment of any penalty.

         12. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Trust shall have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         13. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. References in this Agreement to any assets, property or liabilities "belonging to" the Series shall have the meaning defined in the Trust's Agreement and Declaration of Trust.

         14. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be subject to any liability to the Trust, to any shareholder of the Trust or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                              CGM TRUST on behalf of CGM FIXED
                                              INCOME FUND


                                              By:
                                                  -----------------------------
                                                  Title:


                                              CAPITAL GROWTH MANAGEMENT
                                              LIMITED PARTNERSHIP


                                              By:
                                                 ------------------------------
                                                 President, Kenbob, Inc.,
                                                 General Partner


         A copy of the Agreement and Declaration of Trust establishing CGM Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Series on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.

                                                                       Exhibit D

                          CGM CAPITAL DEVELOPMENT FUND
                                Schedule of Fees

                                                              Actual  Pro Forma
                                                              ------  ---------

Shareholder Transaction Expenses
         Maximum Sales Load Imposed on Purchases
         (as a percentage of offering price)                   None     None
         Maximum Sales Load Imposed on Reinvested Dividends
         (as a percentage of offering price)                   None     None
         Redemption Fees*                                      None     None
         Exchange Fees                                         None     None

Annual Fund Operating Expenses
(as a percentage of average net assets)
         Advisory Fees                                         0.72%    1.00%
         12b-1 Fees                                            None     None
         Other Expenses                                        0.13%    0.13%
         Total Fund Operating Expenses                         0.85%    1.13%

-----------
*A wire fee (currently $5.00) is deducted from proceeds if a shareholder elects to transfer redemption proceeds by wire.


         The following example illustrates the approximate expenses that a shareholder would incur on a $1,000 investment over the following periods, assuming a 5% annual rate of return and redemption at the end of each period.


                                                   Cumulative
                                            -----------------------------
                                            Actual              Pro Forma
                                            ------              ---------
           1 Year                           $  9                  $ 12
           3 Years                          $ 27                  $ 36
           5 Years                          $ 47                  $ 62
          10 Years                          $105                  $137


         The example shown above is hypothetical. The information above should not be considered a representation of past or future return or expenses; the actual return and expenses may be more or less.

                                 CGM MUTUAL FUND
                                Schedule of Fees

                                                        Actual      Pro Forma
                                                        ------      ---------

Shareholder Transaction Expenses
   Maximum Sales Load Imposed on Purchases
   (as a percentage of offering price)                   None         None
   Maximum Sales Load Imposed on Reinvested Dividends
   (as a percentage of offering price)                   None         None
   Redemption Fees*                                      None         None
   Exchange Fees                                         None         None

Annual Fund Operating Expenses
(as a percentage of average net assets)

   Advisory Fees                                         0.68%        0.84%
   12b-1 Fees                                            None         None
   Other Expenses                                        0.23%        0.23%
   Total Fund Operating Expenses                         0.91%        1.07%

-----------
*A wire fee (currently $5.00) is deducted from proceeds if a shareholder elects to transfer redemption proceeds by wire.

         The following example illustrates the approximate expenses that a shareholder would incur on a $1,000 investment over the following periods, assuming a 5% annual rate of return and redemption at the end of each period.


                                                     Cumulative
                                            -----------------------------
                                            Actual              Pro Forma
                                            ------              ---------
           1 Year                           $  9                  $ 11
           3 Years                          $ 29                  $ 34
           5 Years                          $ 50                  $ 59
          10 Years                          $112                  $131


         The example shown above is hypothetical. The information above should not be considered a representation of past or future return or expenses; the actual return and expenses may be more or less.

                              CGM FIXED INCOME FUND
                                Schedule of Fees


                                                        Actual      Pro Forma
                                                        ------      ---------
Shareholder Transaction Expenses
   Maximum Sales Load Imposed on Purchases
   (as a percentage of offering price)                   None         None
   Maximum Sales Load Imposed on Reinvested Dividends
   (as a percentage of offering price)                   None         None
   Redemption Fees*                                      None         None
   Exchange Fees                                         None         None

Annual Fund Operating Expenses
(as a percentage of average net assets)
   Advisory Fees                                         0%           0%
   12b-1 Fees                                            None         None
   Other Expenses                                        0.85%        0.85%
   Total Fund Operating Expenses                         0.85%        0.85%

-----------
*A wire fee (currently $5.00) is deducted from proceeds if a shareholder elects to transfer redemption proceeds by wire.

         With respect to the fiscal years ended December 31, 1995 and 1996, CGM agreed to voluntarily waive advisory fees and bear certain expenses associated with operating CGM Fixed Income Fund in order to limit the Fund's operating expenses to an annual rate of 0.85% of the Fund's average net assets. In connection with the proposed advisory fee increase for CGM Fixed Income Fund, CGM had agreed to extend its advisory fee waiver and expense reimbursement commitment through December 31, 1997 and to obtain approval of the Board of Trustees of CGM prior to any modification of the commitment thereafter. The percentages shown for Actual Advisory Fees and Actual Other Expenses reflect the fees for the fiscal year ended December 31, 1995 after such voluntary waiver and reimbursements. For the fiscal year ended December 31, 1995, without the voluntary waiver and reimbursements, the Actual Advisory Fees, Actual Other Expenses and Actual Total Fund Operating Expenses as a percentage of average net assets would have been 0.55%, 0.98% and 1.53%, respectively and the Pro Forma Advisory Fees, Pro Forma Other Expenses and Pro Forma Total Fund Operating Expenses as a percentage of average net assets would have been 0.65%, 0.98% and 1.63%, respectively.


                             CGM FIXED INCOME FUND
                          Schedule of Fees - Continued

         The following example illustrates the approximate expenses that a shareholder would incur on a $1,000 investment over the following periods, assuming a 5% annual rate of return and redemption at the end of each period.


                                                     Cumulative
                                            -----------------------------
                                            Actual              Pro Forma
                                            ------              ---------
           1 Year                           $    9              $      9
           3 Years                          $   27              $     27
           5 Years                          $   47              $     47
          10 Years                          $  105              $    105


         The example shown above is hypothetical and assumes that the current advisory fee waiver and expense reimbursement will remain in effect. The information above should not be considered a representation of past or future return or expenses; the actual return and expenses may be more or less.

PROXY                                                                     PROXY

                                     FORM OF
                          PROXY FOR BENEFICIAL INTEREST

                THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES.

         The undersigned hereby appoints G. Kenneth Heebner and Robert L. Kemp, and each of them, the attorneys and proxies of the undersigned with full power of substitution, to vote as indicated in this proxy, all of the shares of such Fund held in the name of the undersigned at the close of business on September 23, 1996 at a special meeting of shareholders to be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 on December 12, 1996 at 2 p.m. (EST), and at any and all adjournments thereof (the "Special Meeting"), with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on Proposal 1 and Proposal 2, as more fully described in the Proxy Statement for the Special Meeting. The proxies are also authorized to vote in their discretion upon any additional matters as may properly come before the Special Meeting and on all matters incidental to the conduct of the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of the Proxy Statement.

                  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN
                          PROMPTLY IN ENCLOSED ENVELOPE

Signature(s) should be exactly as name(s) appear(s) on this proxy. If shares are held jointly, each holder should sign. (If signature is by attorney, executor, administrator, trustee or guardian, please indicate capacity or title.)

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

------------------------------------             -----------------------------

------------------------------------             -----------------------------

------------------------------------             -----------------------------

[Fencer Logo]     The CGM Funds

                                   1.  To approve a new investment advisory
                                       agreement between the Fund and Capital
                                       Growth Management Limited Partnership.

                                       For            Against           Abstain
                                       |_|              |_|               |_|

                                   2.  To ratify the selection of Price
                                       Waterhouse LLP as the Fund's independent accountants for the fiscal year ending December 31, 1996.

                                       For            Against           Abstain
                                       |_|              |_|               |_|

                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                    VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                    UNDERSIGNED. IF NO INSTRUCTION IS INDICATED
                                    WITH RESPECT TO PROPOSALS 1 AND 2, THE
                                    UNDERSIGNED'S VOTES WILL BE CAST IN FAVOR OF
                                    SUCH MATTERS.

Please mark, sign, date, and        Mark box at right if comments or
return this proxy promptly using    address change have been noted on
the enclosed envelope               the reverse side of this card.        |_|

-----------------------------       PLEASE READ BOTH SIDES OF THIS CARD.  IF YOU
       Date                         RECEIVE MORE THAN ONE CARD PLEASE RETURN
                                    EACH CARD.


-----------------------------
Shareholder sign here


-----------------------------
Co-owner sign here

                                    IMPORTANT

                      PLEASE RETURN YOUR PROXY IMMEDIATELY

         IN ORDER TO ASSURE A QUORUM BEING REPRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY. YOUR VOTE IS IMPORTANT AND WE APPRECIATE YOUR COOPERATION.

         PLEASE CALL US AT 1-800-598-0728 IF YOU HAVE ANY QUESTIONS.

                                                                       CGM PROXY